EXHIBIT 10.10BE

SECOND AMENDMENT
TO
8% SIXTY-DAY TERM NOTE

DATED:	May 3, 2002
By and Between (Company):	Electropure, Inc.
(Holder):	Anthony M. Frank, TTEE, Anthony M. Frank Defined Benefit Pension Plan, Under Agreement Dated 12/01/98, FBO: Shirley M. Pegg

The above-described parties to the Agreement hereby agree as follows:

1.                                       That the Maturity Date of the above-referenced Agreement, as amended on June 19, 2002, shall be extended to July 3, 2004, or if such day is not a regular business day, then on the next business day thereafter.

2.                                       That interest shall be accrued at the rate of Eight Percent (8%) per annum on the unpaid principal balance of $150,000 and all interest accrued through October 3, 2003 on such principal balance, in the sum of $17,000.00 from the date hereof until paid.

3.                                       That all other terms and conditions of the Agreement and the June 19, 2002 Amendment to the 8% Sixty-Day Term Note shall remain in full force and effect unless otherwise modified in writing by the parties.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the 3rd day of October, 2003.

COMPANY:		HOLDER:

ELECTROPURE, INC.		ANTHONY M. FRANK,TTEE, ANTHONY M. FRANK DEFINED BENEFIT PENSION PLAN UNDER AGREEMENT DATED 12-01-98, FBO: SHIRLEY M. PEGG

By	/S/ CATHERINE PATTERSON	By	/S/ ANTHONY M. FRANK
	Catherine Patterson, Secretary		Anthony M. Frank
	23456 South Pointe Drive		101 Montgomery
	Laguna Hills, CA 92653		San Francisco, CA 94104